UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 31, 2011

VYSTAR CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3235 Satellite Blvd., Building 400, Suite 290, Duluth GA	30096
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(770) 965-0383

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 31, 2011, the Company completed an offering to certain existing shareholders of the Company for an aggregate of $125,000 of convertible promissory notes together with warrants to purchase an aggregate of 50,000 shares of the Company’s common stock at a weighted average of $0.49 per share for two years from the date of issuance.  Such notes are (i) unsecured, (ii) bear interest at an annual rate of ten percent (10%) per annum from date of issuance, and (iii) are convertible into shares of the Company’s common stock at a weighted average conversion rate of $0.49 of principal and interest for each such share.  No payments of interest or principal are payable until two years from the date of each loan.  The notes may be prepaid by the Company without penalty upon 15 days prior notice to the holders.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company’s Shareholders was held on June 3, 2011.   Matters submitted to the shareholders and voted upon at the meeting, which are more fully described in the Company’s proxy statement, are as follows: (1) election of five members to the board of directors; and (2) ratification of the appointment of Habif, Arogeti & Wynn, LLP, as independent registered public accounting firm for the year ending December 31, 2011. The proposals were approved by the shareholders.

The following is a summary of the votes cast for and against, as well as the number of abstention and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director.

VOTES
	For	Against	Abstentions	Broker Non-Votes
(1) Election of five members to the board of directors:
William R. Doyle	8,355,491	382,800	30,000	0
J. Douglas Craft	8,734,791	3,500	30,000	0
Joseph C. Allegra, M.D.	8,718,291	20,000	30,000	0
Mitsy Y. Mangum	8,648,991	89,300	30,000	0
W. Dean Waters	8,718,291	20,000	30,000	0

(2) Ratification of appointment of Habif, Arogeti & Wynn, LLP as independent registered public accounting firm	10,757,605	0	65,363	0

Item 8.01	Other Events

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2011, the Company entered into a $3,000,000 Loan and Security Agreement with Topping Lift Capital LLC (the “Agreement”) on March 11, 2011.  Under the terms of the Agreement, the Company was required to raise a total of $800,000 of additional capital by May 31, 2011, in order to have credit availability under the Agreement.  On May 31, 2011, the Company informed Topping Lift Capital LLC that it had satisfied the condition by raising proceeds of $41,250 from the exercise of common stock purchase warrants, $125,000 in proceeds from investor promissory notes described at Item 2.03 above and $633,750 in proceeds from the credit facility provided by an entity owned by certain directors of the Company as previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION
June 6, 2011	By: /s/ Jack W. Callicutt Jack W. Callicutt Chief Financial Officer